Exhibit 99.1

ATEC Continues to Advance Clinical Prowess

with Renewed Agreement to Acquire EOS Imaging

•	Improves clinical performance in spine by adding unprecedented information to the AlphaInformatiX Platform

•	Accelerates revenue growth through immediate access to EOS’ prestigious 380-unit installed base, which overlaps minimally with ATEC’s client base

•	Facilitates future global expansion via EOS’ established infrastructure

•	Leverages the portfolio adoption driven by SafeOp with significant incremental opportunities to monetize clinical information

•	Hosting webcast for investors December 17 at 6:00 A.M. PT

CARLSBAD, Calif., December 16, 2020 – Alphatec Holdings, Inc. (“ATEC” or the “Company”) (Nasdaq: ATEC), a medical device company dedicated to revolutionizing the approach to spine surgery, announced today that it has entered into an agreement to acquire EOS imaging, SA, for a purchase price of $79.7 million, plus the retirement debt of $37.2 million, in an all-cash transaction.

“SafeOp has substantiated the value of clinically actionable information by accelerating product adoption across our portfolio,” said Pat Miles, Chairman and Chief Executive Officer. “Our original investment thesis for EOS as a solution to better inform surgery never changed. With this transaction, we take another major step toward distinguishing ATEC clinical performance with improved information from diagnosis through follow-up.”

EOS imaging is globally recognized for its rapid, low dose, biplanar full-body imaging and 3D modeling capabilities. EOS technology informs the entire surgical process by capturing a calibrated, full-body image in a standing (weight-bearing) position, enabling precise measurement of anatomical angles and dimensions. The resulting imaging drives a more accurate understanding of patient alignment during diagnosis, characterizes bone quality, elevates the likelihood of surgical goal fulfillment by integrating a fully informed plan into surgery, and supports a post-operative assessment against the original surgical plan.

Growth through the monetization of improved outcomes

Uniting ATEC’s AlphaInformatiX platform with EOS’ technology will create a platform distinctively equipped to address the requirements of spine surgery.

•	Reduces cost to serve with precise pre-surgical planning that significantly improves inventory efficiency;

•	Facilitates patient-specific implants and expands optionality with distinctive bone quality measurements that can improve treatment effectiveness;

•	Informs the restoration of alignment with a scientific, objective, data-driven approach to meet a crucial, unmet need in spine that is most correlated with long-term successful outcomes;[1]

•

Expands ATEC’s academic reach through EOS’ wealth of installations in research institutions and influence shaped by over 500 peer-reviewed scientific articles and endorsement by thought leaders worldwide;

•	Provides immediate access to EOS’ 380-unit installed base and expedites ATEC’s future ability to enter and penetrate key international markets.

“EOS is a game-changing technology that has unquestionably improved the treatment of children, adolescents and adults with spinal deformity,” commented Dr. Chris Shaffrey of Duke Spine Center in North Carolina.

“ATEC Spine and EOS both believe in the power of information to improve surgical outcomes,” said Mike Lobinsky, Chief Executive Officer of EOS imaging. “We are pleased to revisit this transaction and eager to combine the strengths and know-how of our organizations. I am confident that we will quickly create a highly differentiated, end-to-end informational offering that will accelerate growth in the U.S. and pave the way for the future global growth of our combined entity.”

Transaction Terms

Once closed, the transaction is expected to immediately expand ATEC’s revenue base through the addition of EOS’s revenue run rate and the monetization of information through incremental pull-through and cross-selling opportunities. The Company expects the acquisition to be accretive to revenue, revenue growth, adjusted EBITDA and free cash flow in the first full year of operations following the transaction close.

The Boards of Directors of both ATEC and EOS have approved the execution of a tender offer agreement (the “Tender Offer Agreement”), through which ATEC will launch a cash tender offer for all of the issued and outstanding shares and convertible notes of EOS imaging for a total purchase price of $116.9 million (the “Offer”).

Under the terms of the Offer, EOS’ shareholders would receive EUR €2.45 (or approximately USD $2.99) per EOS share, representing a premium of 41% to the closing price of EOS shares on December 16, 2020.

[1]

Yeh, Kuang-Ting MD, PhD; Lee, Ru-Ping RN, PhD; Chen, Ing-Ho MD; Yu, Tzai-Chiu MD; Liu, Kuan-Lin MD, PhD; Peng, Cheng-Huan MD, Wang, Jen-Hung MD; Wu, Wen-Tien MD, PhD. October 2018. Correlation of Functional Outcomes and Sagittal Alignment After Long Instrumented Fusion for Degenerative Thoracolumbar Spinal Disease. Spine: Volume 43, Issue 19.

Holders of approximately 23% of EOS’ outstanding common shares have entered into agreements to tender into the Offer for cash, representing approximately EUR €15.1 million (or approximately USD $18.4 million) of the total purchase price.

The Offer will also target all outstanding EOS convertible notes (“EOS OCEANE”, or the “Notes”). The holders of the Notes would receive either EUR €7.01 (or approximately USD $8.55) per EOS OCEANE (including interest due through May 31, 2021).

The Company expects to file the Offer with the French Financial Markets Authority (Autorité des marches financiers) (“AMF”) in February 2021. The transaction is expected to close in the second quarter of 2021, subject to customary closing conditions, including obtaining French regulatory clearance regarding foreign investments and a favorable opinion of the EOS board of directors based on the fairness opinion issued by the independent expert appointed by EOS.

Financing Matters

In connection with the proposed combination, ATEC has arranged a strategic financing with over $178 million in financing commitments, including a definitive securities purchase agreement to raise $138 million in a private placement of common stock at a price of $11.11 per share. The private placement is being led by Squadron Capital LLC and supported by a group of new and existing investors in ATEC, including Perceptive Advisors, Avidity Partners and First Light Asset Management. The private placement is expected to close within five business days prior to the filing of the Offer with the AMF, which is expected to occur in February 2021, subject to the satisfaction of customary closing conditions.

ATEC also entered into a debt exchange agreement and an amendment to its existing credit agreement with Squadron, which provide for a reduction to $45 million of the existing $75 million of outstanding term debt by a conversion of $30 million of debt into shares of ATEC common stock at a price of $11.11 per share, and an increase of $15 million in the amount of available revolving financing to $40 million. Under the terms of the amended credit agreement, the maturity date on the entire term loan was extended to June 2026, and the minimum and maximum interest rates were reduced by 1% per annum from the levels in the existing credit agreement. The other material terms of the amended credit agreement remain the same as the existing term loan.

Additional details regarding the Tender Offer Agreement and financing commitments can be found in ATEC’s Current Report on Form 8-K to be filed with the SEC.

Advisors

Cowen is acting as financial and capital markets advisor to ATEC and Latham & Watkins LLP is serving as legal counsel for the acquisition transaction and private placement. Piper Sandler is acting as financial advisor to EOS imaging and Gide Loyrette Nouel is serving as legal counsel. Stifel is acting as financial advisor to Squadron and Reed Smith LLP is serving as legal counsel.

Webcast

The Company will host a webcast on December 17, 2020, at 6:00A.M. PT to discuss this transaction. The webcast can be accessed at https://edge.media-server.com/mmc/p/mij52bgk. An audio version of the webcast will also be available domestically at (877) 556-5251 and internationally at (720) 545-0036. The conference ID number is 6397277.

An archived edition of the webcast and the presentation materials will be available in the Investor Relations section of ATEC’s corporate website at www.atecspine.com. In addition, an audio replay of the webcast will be available until December 24, 2020. The replay dial-in numbers are (877) 556-5251 for domestic callers and (720) 545-0036 for international callers. Please use the replay conference ID number 6397277.

About EOS imaging

Based in Paris, EOS imaging developed and commercialized imaging systems (EOS and EOSedge systems) that provide a full-body evaluation of the patient in a standing position, resulting in a comprehensive understanding of how the patient is compensating in the hips, knees and ankles to maintain an upright posture. The measurements factor into a holistic approach to the development of customized surgical plans, which can then be integrated seamlessly into the operating room.

Utilizing advanced predictive analytics, EOS technology is uniquely capable of correlating preoperative and postoperative imaging to assure, from the operating room, the achievement of alignment, the most prognostic factor of long-term successful surgical outcomes. Compared to the conventional spine-imaging modalities, X-Ray and CT, the EOS systems significantly reduce radiation doses and exam times, producing unstitched, full-body, biplanar, high-quality images at lower cost.

Key Features of the EOS imaging Portfolio

•

Standing full-body assessment. Head to toe biplanar exams in the weight-bearing position for accurate assessment of factors causing pain and disability to better guide treatment and surgical decisions. Surgical planning from a standing position enables alignment parameters that more closely match functional posture.

•

High image quality. EOSedge is the first X-ray system with high-resolution photon-counting detector that delivers outstanding-quality images, reinforcing diagnostic capabilities while addressing a broad range of imaging and orthopedic surgery challenges.

•

Reduced radiation exposure. Driven by the ALADA[2] principle, the EOS or EOSedge exam delivers a minimal dose of radiation to reduce the long term impact of repeated imaging. With the introduction of the proprietary EOSedge Flex DoseTM feature, the dose automatically adjusts along the patient body to further optimize the radiation as well as delivering homogeneous image quality by avoiding over/under exposure in the thinner/larger parts of the body.

[2]	As low as diagnostically acceptable

•	Precise 3D measurements. Patient-specific measurements, dimensions and angles to make informed clinical decisions at all stages of care.

•

EOSapps and EOSlink for surgical planning and OR integration. Pre-operative planning software to anticipate surgical results and select components for spine surgery; pairs with surgical technologies for precise execution with EOSlink.

EOS’ installed base of over 380 imaging systems encompasses 20 of the top 25 U.S. hospitals3. EOS has imaging systems installed in more than 40 countries generating more than 1 million patient exams annually. Listed on the Euronext Paris Exchange, the company has corporate locations in the U.S., France, Canada, Germany and Singapore, and engages more than 175 employees. For additional information, please visit www.EOS-imaging.com.

About Squadron Capital LLC and Squadron Medical Finance Solutions, LLC

Squadron Capital seeks to acquire and invest in operating companies located both in the US and abroad. Squadron’s mission is long-term investment (multi-generational) and assistance to the portfolio companies’ leadership teams in the execution of their business plans. Squadron Medical Finance Solutions, a subsidiary of Squadron Capital, assists orthopedic OEMs in achieving their business objectives by offering financing of surgical instruments and implant sets, or by providing debt financing to support the broader capital requirements of growing companies. Squadron Capital is a strategic investor in a broad range of companies in the orthopedic space, both public and private.

About Alphatec Holdings, Inc.

Alphatec Holdings, Inc. (ATEC), through its wholly-owned subsidiaries, Alphatec Spine, Inc. and SafeOp Surgical, Inc., is a medical device company dedicated to revolutionizing the approach to spine surgery through clinical distinction. ATEC architects and commercializes approach-based technology that integrates seamlessly with the SafeOp Neural InformatiX System to provide real-time, objective nerve information that can enhance the safety and reproducibility of spine surgery. Additional information can be found at www.atecspine.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements. Forward-looking statements include statements about the timing of the anticipated acquisition, plans to commence the Offer, when and whether the anticipated acquisition ultimately will close, the expected

[3]	US News & World Report Best Orthopedic Hospitals list (2019-2020)

consideration to be paid in connection with the Offer, the potential benefits and synergies of the anticipated acquisition, including the expected impact on future financial and operating results, post-acquisition plans and intentions, and expectations on the completion, timing and size of the private placement and the debt exchange, and the anticipated use of proceeds therefrom. The forward-looking statements contained herein are based on the current expectations and assumptions of the Company and not on historical facts. The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: uncertainties as to the timing of the Offer and the closing of the acquisition; uncertainties as to the percentage of EOS securityholders tendering their shares in the Offer; the possibility that competing offers will be made and accepted; risks related to French regulatory review of the Offer; the Company’s and EOS’ ability to satisfy the conditions to the closing of the Offer on the anticipated timeline or at all; the satisfaction of conditions to closing the Offer and completing the acquisition, including applicable regulatory clearances; the occurrence of any event, change or other circumstance that could give rise to the termination of the Tender Offer Agreement; the effect of the announcement of the Offer and related transactions on the ability of the parties to retain and hire key personnel, maintain relationships with their customers and suppliers, and maintain their operating results and business generally; the inability to reach the required threshold in the Offer which would result in EOS shares continuing to be traded on Euronext and related regulatory requirements in connection therewith; the inability of the Company to secure the financing contemplated to be obtained on the expected terms or timing, or at all, whether as a result of failure to meet certain conditions or otherwise; risks related to potential litigation in connection with the Offer or the closing that may result in significant costs of defense, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the financing; indemnification and liability; the risk that the businesses will not be integrated successfully; unexpected variations in market growth and demand for the combined company’s products and technologies; the risk that benefits and synergies from the acquisition may not be fully realized or may take longer to realize than expected; and the impact of the COVID-19 pandemic on the Company’s and EOS’ business and the economy. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate,” “look forward,” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. A further list and description of these and other factors, risks and uncertainties can be found in the Company’s most recent annual report, and any subsequent quarterly and current reports, filed with the Securities and Exchange Commission. ATEC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Certain Legal Matters

This press release is not intended to, and does not, constitute, represent or form part of any offer, invitation or solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities whether pursuant to this press release or otherwise.

The distribution of this presentation in jurisdictions outside the United States or France may be restricted by law or regulation and therefore any person who comes into possession of this presentation should inform themselves about, and comply with, such restrictions. Any failure to comply with such restrictions may constitute a violation of the securities laws or regulations of any such relevant jurisdiction.

EOS is incorporated in France and listed on Euronext and any offer for its securities will be subject to French disclosure and procedural requirements, which differ from those that are applicable to offers conducted solely in the United States, including with respect to withdrawal rights, offer timetable, settlement procedures and timing of payments. The transactions described in this presentation will be structured to comply with French and U.S. securities laws and regulations applicable to transactions of this type.

Investor/Media Contact:

Tina Jacobsen

Investor Relations

(760) 494-6790

InvestorRelations@atecspine.com

Company Contact:

Jeff Black

Chief Financial Officer

Alphatec Holdings, Inc.

InvestorRelations@atecspine.com